                                                                    Exhibit 99.2
                                                                    ------------

                                MICROTUNE, INC.

                   SERIES E PREFERRED STOCK OPTION AGREEMENT

III.     NOTICE OF STOCK OPTION GRANT
         ----------------------------

      Rafael Del Granado

      c/o Temic Telefunken

      Hochfrequenytechnik GmbH

      Marie Curie Str. 1

      85055 Ingolstadt, Germany

      You have been granted a Nonstatutory Stock Option to purchase Series E Preferred Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

      Grant Number                       203

      Date of Grant                      January 11, 2000

      Vesting Commencement Date          January 1, 2000

      Exercise Price per Share           $16.00

      Total Number of Shares Granted     90,000

      Total Exercise Price               $1,440,000.00 (U.S. Dollars)

      Type of Option                     Non-Qualified Stock Option

      Term/Expiration Date:              January 11, 2010


I.    Exercise Schedule:

      This Option may be exercised, in whole or in part, in accordance with the following schedule:

                                                                 Initial:_______

         a. For the first one hundred and twenty (120) days after the Vesting Commencement Date (the "Initial Exercise Period"), the Shares shall be exercisable, in whole or in part.

         b. After the Initial Exercise Period the portion of the Shares not exercised in the Initial Exercise Period (the "Unexercised Portion") shall be exercisable: (i) twenty percent (20%) of the Unexercised Portion of the total Shares shall be exercisable twelve (12) months after the Vesting Commencement Date, and (ii) one sixtieth (1/60th) of the Unexercised Portion of the total Shares shall be exercisable each month thereafter.

         2.  Vesting Schedule:
             ----------------

         This Option shall vest and may be exercised, in whole or in part, in accordance with the following schedule:

         Twenty percent (20%) of the total Shares shall be come exercisable and vest twelve (12) months after the Vesting Commencement Date, and one sixtieth (1/60/th/) of the total Shares shall become exercisable and vest each month thereafter.

         3. Consideration for Exercising Shares:
            -----------------------------------

         a. For Shares exercised under the Initial Exercise Period, the Optionee shall purchase immediately the exercised portion of the Shares in the Company at the Exercise Price. The Company will accept in consideration for the Optionee's purchase price (1) a promissory note in the amount of $12.80 (U.S. Dollars) per share, payable at the lowest allowed applicable federal IRS interest rate (AFR) and due forty-eight (48) months after the Exercise Commencement Date and (2) consideration for the remaining $3.20 (U.S. Dollars) per share shall be paid according to section 5 of the Option Agreement.

         b. For Shares exercised after the Initial Exercise Period, the Optionee agrees to purchase shares in the Company at the Exercise Price stated above. Consideration shall be paid according to section 5 of the Option Agreement.

         4. Repurchase Option:
            -----------------

         a. In the event of the voluntary or involuntary termination of your employment with or services to the Company (including death or disability) before all of the Shares are vested according to the Vesting Schedule above , the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option for a period of ninety (90) days from such date to repurchase all or any portion of the unvested portion of the Shares at the original purchase price per share. Said repurchase option shall be exercised by the Company by written notice to the Optionee or his executor and, at the Company's option, (i) by delivery to Optionee or his executor with such notice of a check in the amount of the repurchase price for the Shares being repurchased, or (ii) by cancellation by the Company of an amount of Optionee's indebtedness to the Company equal to the repurchase price for the Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such repurchase price. Upon delivery of such notice and the payment of the repurchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of shares of the Shares being repurchased by the Company.

         b. Whenever the Company shall have the right to repurchase shares of the Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company's repurchase rights under

                                      -2-                         Initial:______
this Agreement and purchase all or a part of such Shares.

         5. Termination Period
            ------------------
         This Option may be exercised for two (2) months after Optionee ceases to be a Service Provider in accordance with Section 8 of this Agreement. Upon the death or Disability of the Optionee, this Option may be exercised for twelve
(12) months after the Optionee ceases to be a Service Provider in accordance with Sections 9 and 10 of this Agreement. In no event shall this Option be exercised later that the Term/Expiration Date provided.

II.         AGREEMENT
            ---------

               1. Definitions. As used herein, the following definitions shall
                  -----------
apply:

                    (a) "Agreement" means this stock option agreement between
                         ---------
the Company and Optionee evidencing the terms and conditions of this Option.

                    (b) "Applicable Laws" means the requirements relating to the
                         ---------------
administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

                    (c) "Board" means the Board of Directors of the Company or
                         -----
any committee of the Board that has been designated by the Board to administer this Agreement.

                    (d) "Code" means the U.S. Internal Revenue Code of 1986, as
                         ----
amended.

                    (e) "Common Stock" means the common stock of the Company.
                         ------------

                    (f) "Company" means MicroTune, Inc., a Texas corporation.
                         -------

                    (g) "Consultant" means any person, including an advisor,
                         ----------
engaged by the Company or a Parent or Subsidiary to render services to such entity.

                    (h) "Director" means a member of the Board.
                         --------

                    (i) "Disability" means total and permanent disability as
                         ----------
defined in Section 22(e)(3) of the Code.

                    (j) "Employee" means any person, including Officers and
                         --------
Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                    (k) "Exchange Act" means the Securities Exchange Act of
                         ------------
1934, as amended.

                    (l) "Fair Market Value" means, as of any date, with respect
                         -----------------
to the Series E Preferred Stock, the Fair Market Value of the Common Stock issuable upon conversion of such Series E Preferred Stock, and, with respect to the Common Stock, the value of Common Stock determined as follows:

                                      -3-                         Initial:______

                    (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                    (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

               (m)  "Nonstatutory Stock Option" means an Option not intended to
                     -------------------------
qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

               (n)  "Notice of Grant" means a written notice, in Part I of this
                     ---------------
Agreement, evidencing certain the terms and conditions of this Option grant. The Notice of Grant is part of the Option Agreement.

               (o)  "Officer" means a person who is an officer of the Company
                     -------
within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (p)  "Option" means this stock option.
                     ------

               (q)  "Optioned Stock" means the Series E Preferred Stock or the
                     --------------
Common Stock, as the case may be, subject to this Option.

               (r)  "Optionee" means the person named in the Notice of Grant or
                     --------
such person's successor.

               (s)  "Parent" means a "parent corporation," whether now or
                     ------
hereafter existing, as defined in Section 424(e) of the Code.

               (t)  "Series E Preferred Stock" means the Series E Preferred
                     ------------------------
Stock of the Company.

               (u)  "Service Provider" means an Employee, Director or
                     ----------------
Consultant.

               (v)  "Share" means a share of the Series E Preferred Stock, as
                     -----
adjusted in accordance with Section 11 of this Agreement; provided, that in the event that the Series E Preferred Stock is converted into Common Stock, "Shares" shall refer to the shares of Common Stock of the Company issued upon conversion of each share of Series E Preferred Stock, as such Common Stock may be adjusted in accordance with Section 11 of this Agreement.

               (w)  "Subsidiary" means a "subsidiary corporation", whether now
                     ----------
or hereafter existing, as defined in Section 424(f) of the Code.

                                      -4-                         Initial:______

          2. Grant of Option. The Board hereby grants to the Optionee named in
             ---------------
the Notice of Grant attached as Part I of this Agreement the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of this Agreement.

          3. Exercise of Option.
             ------------------

               (a) Right to Exercise. This Option is exercisable during its term
                   -----------------
in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement.

               (b) Method of Exercise. This Option is exercisable by delivery of
                   ------------------
an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"),
                                            ---------
which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

               (c) Legal Compliance. No Shares shall be issued pursuant to the
                   ----------------
exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

               (d) Buyout Provisions. The Board may at any time offer to buy out
                   -----------------
for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Board shall establish and communicate to the Optionee at the time that such offer is made.

          4. Optionee's Representations. In the event the Shares have not been
             --------------------------
registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit
                                                                       -------
B.
-

          5. Method of Payment. Payment of the aggregate Exercise Price shall be
             -----------------
by any of the following, or a combination thereof, at the election of the
Optionee:

               (a) cash or check;

               (b) consideration received by the Company under a cashless exercise program implemented by the Company; or

               (c) surrender of other shares of Series E Preferred Stock and/or Common Stock which (i) in the case of shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

          6. Non-Transferability of Option. This Option may not be transferred
             -----------------------------
in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

                                      -5-                         Initial:______

          7.  Term of Option. This Option may be exercised only within the term
              --------------
set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

          8.  Termination of Relationship as a Service Provider. If the Optionee
              -------------------------------------------------
ceases to be a Service Provider (other than for death or Disability), this Option may be exercised for a period of two (2) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

          9.  Disability of Optionee. If the Optionee ceases to be a Service
              ----------------------
Provider as a result of the Optionee's Disability, this Option may be exercised for a period of twelve (12) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

          10. Death of Optionee. If the Optionee dies while a Service Provider,
              -----------------
the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of this Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

          11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or
              ------------------------------------------------------------------
Asset Sale.
----------

               (a) Changes in Capitalization. Upon the conversation of all of
                   -------------------------
the Series E Preferred Stock into Common Stock, this Option shall automatically become exercisable for shares of Common Stock in accordance with the conversion provisions of the Company's Articles of Incorporation, as then amended and restated. In addition, subject to any required action by the stockholders of the Company, the number of Shares covered by this Option, as well as the price per Share covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Series E Preferred Stock or Common Stock, as the case may be, resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Series E Preferred Stock or Common Stock, as the case may be, or any other increase or decrease in the number of issued shares of Series E Preferred Stock or Common Stock, as the case may be, effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company (including the Series E Preferred Stock) shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Series E Preferred Stock or Common Stock, as the case may be, subject to this Option.

               (b) Dissolution or Liquidation. In the event of the proposed
                   --------------------------
dissolution or liquidation of the Company, the Board shall notify Optionee as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for the Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed

                                      -6-                         Initial:______

               (c) Merger or Asset Sale. In the event of a merger of the Company
                   --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Series E Preferred Stock or Common Stock, as the case may be, for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Series E Preferred Stock or Common Stock, as the case may be, in the merger or sale of assets.

          12. Lock-Up Period. Optionee hereby agrees that, if so requested by
              --------------
the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

          13. Notices. Any notice to be given to the Company hereunder shall be
              -------
in writing and shall be addressed to the Company. at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.


          14. Tax Consequences. Some of the U.S. federal tax consequences
              ----------------
relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                (a) Exercising the Option. The Optionee may incur regular U.S.
                    ---------------------
federal income tax liability upon exercise of a Nonstatutory Stock Option (an "NSO"). The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the

                                      -7-                         Initial:______

Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

                (b) Disposition of Shares. If the Optionee holds NSO Shares for
                    ---------------------
at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for U.S. federal income tax purposes.

          15. Entire Agreement; Governing Law. This Agreement constitute the
              -------------------------------
entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Texas.

          16. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND
              ---------------------------------
AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUES ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

                                      -8-                         Initial:______

         By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE                                 MICROTUNE, INC.

/S/ Rafael del Granado                   /S/ Douglas J. Bartek
--------------------------------         -------------------------------------
Sign                                     Douglas J. Bartek

________________________________         _____________________________________
Rafael Del Granado                       Chairman and CEO

________________________________
Residence Address

Neubergerstr. 74
--------------------------------

85049 Ingolstadt
--------------------------------

Germany
-------

                                      -9-                         Initial:______

                                                                    Exhibit 99.2
                                                                    ------------

                               CONSENT OF SPOUSE

         The undersigned spouse of Optionee has read and hereby approves the terms and conditions of this Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in this Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of this Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under this Agreement.

                                            S/ Karin del Granado
                                            -----------------------------------
                                            Spouse of Optionee

                                                                  Initial:______

                                   EXHIBIT A
                                   ---------

                                MICROTUNE, INC.

                                EXERCISE NOTICE



MicroTune, Inc.
2540 East Plano Parkway, Suite 188
Plano, Texas  75074

Attention:

          1. Exercise of Option. Effective as of today, ________________, 199__,
             ------------------
the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the [Series E Preferred Stock] [Common Stock] of MicroTune, Inc. (the "Company") under and pursuant to the Stock Option Agreement dated January 10, 2000 (the "Option Agreement"). The purchase price for the Shares shall be $____________, as required by the Option Agreement.

          2. Delivery of Payment. Purchaser herewith delivers to the Company the
             -------------------
full purchase price for the Shares.

          3. Representations of Purchaser. Purchaser acknowledges that Purchaser
             ----------------------------
has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

          4. Rights as Shareholder. Until the issuance (as evidenced by the
             ---------------------
appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Option Agreement.

          5. Company's Right of First Refusal. Before any Shares held by
             --------------------------------
Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

               (a) Notice of Proposed Transfer. The Holder of the Shares shall
                   ---------------------------
deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the

                                      -2-                         Initial:______

Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

               (b) Exercise of Right of First Refusal. At any time within thirty
                   ----------------------------------
(30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

               (c) Purchase Price. The purchase price ("Purchase Price") for the
                   --------------
Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

               (d) Payment. Payment of the Purchase Price shall be made, at the
                   -------
option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

               (e) Holder's Right to Transfer. If all of the Shares proposed in
                   --------------------------
the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

               (f) Exception for Certain Family Transfers. Anything to the
                   --------------------------------------
contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

               (g) Termination of Right of First Refusal. The Right of First
                   -------------------------------------
shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act 1933, as amended.

                                      -3-                         Initial:______

          6. Tax Consultation. Purchaser understands that Purchaser may suffer
             ----------------
adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

          7. Restrictive Legends and Stop-Transfer Orders.
             --------------------------------------------

               (a) Legends. Optionee understands and agrees that the Company
                   -------
shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or U.S. federal or other countries' securities laws:

             THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

             THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

               (a) Stop-Transfer Notices. Optionee agrees that, in order to
                   ---------------------
ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

               (b) Refusal to Transfer. The Company shall not be required (i) to
                   -------------------
transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

          8. Successors and Assigns. The Company may assign any of its rights
             ----------------------
under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

                                      -4-                         Initial:______

          9.  Interpretation. Any dispute regarding the interpretation of this
              --------------
Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

          10. Entire Agreement; Governing Law. The Option Agreement is
              -------------------------------
incorporated herein by reference. This Agreement, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Texas.

Submitted by:                               Accepted by:

OPTIONEE                                    MICROTUNE, INC.

____________________________________        By:________________________________
Signature


____________________________________        Title:_____________________________
Print Name

____________________________________        ___________________________________
Address                                     Address

____________________________________        ___________________________________

____________________________________        ___________________________________



                                            Date Received:_______________

                                      -5-                         Initial:______

                                   EXHIBIT B
                                   ---------

                      INVESTMENT REPRESENTATION STATEMENT


OPTIONEE: Rafael Del Granado

COMPANY:  MICROTUNE, INC.

SECURITY: SERIES E PREFERRED STOCK and the COMMON STOCK issued or issuable upon conversation thereof

AMOUNT:   $1,440,000.00 (U.S. Dollars)

DATE:     January 11, 2000



     In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:


               (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

               (b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

               (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act.

In the event the Company becomes subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

          In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

          (d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                          Signature of Optionee:

                                          ______________________________________


                                          Date:_________________________________